UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Soliciting Material under Sec.240.14a-12

Wyndham Hotels & Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 11, 2024, Wyndham Hotels & Resorts, Inc. issued the following press release.

Wyndham Confirms Receipt of Expansive FTC Second Request Under HSR Act
for Choice’s Unsolicited Hostile Offer to Acquire Wyndham

Extended Regulatory Review Certain

Offer Continues to Undervalue Wyndham and Exposes Wyndham Shareholders
to Significant Asymmetrical Risk

PARSIPPANY, N.J., January 11, 2024 – Wyndham Hotels & Resorts (NYSE: WH) (“Wyndham” or the “Company”), the world’s largest hotel franchising company with approximately 9,100 hotels spanning more than 95 countries, today confirmed receipt of a 40-page and 65-topic ‘Second Request’ from the Federal Trade Commission in connection with Choice Hotels International, Inc.’s (NYSE: CHH) (“Choice”) unsolicited proposed acquisition of Wyndham:

“From the beginning, Wyndham has consistently stated that this transaction would be subject to an FTC Second Request, and therefore the FTC’s decision to issue one is no surprise,” said Stephen P. Holmes, Chairman of the Board. “Choice, on the other hand, continues to ignore the significant risk this poses to our shareholders, and mischaracterize how the FTC will define the relevant market.  The protracted review process – with an unpredictable timeline and outcome – would substantially reduce the value of Choice’s offer and disrupt Wyndham’s business.”

Holmes continued, “The Second Request, which is issued in only around 1% of deals reviewed by the FTC, marks the start of a complex, lengthy process as both parties provide the FTC with the terabytes of data and documents it has requested, with an uncertain outcome and no guarantee of closing. Despite the distraction, the Board and management team will continue to execute Wyndham’s standalone strategy with a focus on providing shareholders with long-term, sustainable value.”

Wyndham will comply fully with the FTC’s Second Request as required by law. The effect of the Second Request is to extend the 30-day waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Independent third parties share Wyndham’s concerns. View additional support at https://www.staywyndham.com/additional-support/.

Advisors

Deutsche Bank Securities Inc. and PJT Partners are serving as financial advisors and Kirkland & Ellis LLP and Arnold & Porter Kaye Scholer LLP are legal advisors to Wyndham.

About Wyndham Hotels & Resorts

Wyndham Hotels & Resorts (NYSE: WH) is the world’s largest hotel franchising company by the number of properties, with approximately 9,100 hotels across over 95 countries on six continents. Through its network of approximately 858,000 rooms appealing to the everyday traveler, Wyndham commands a leading presence in the economy and midscale segments of the lodging industry. The Company operates a portfolio of 24 hotel brands, including Super 8®, Days Inn®, Ramada®, Microtel®, La Quinta®, Baymont®, Wingate®, AmericInn®, Hawthorn Suites®, Trademark Collection® and Wyndham®. The Company’s award-winning Wyndham Rewards loyalty program offers approximately 105 million enrolled members the opportunity to redeem points at thousands of hotels, vacation club resorts and vacation rentals globally. For more information, visit www.wyndhamhotels.com. The Company may use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Disclosures of this nature will be included on the Company’s website in the Investors section, which can currently be accessed at https://investor.wyndhamhotels.com. Accordingly, investors should monitor this section of the Company’s website in addition to following the Company’s press releases, filings submitted with the Securities and Exchange Commission and any public conference calls or webcasts.

Important Additional Information

This press release is not an offer to purchase or a solicitation of an offer to sell any securities or the solicitation of any vote or approval. Wyndham Hotels & Resorts, Inc. (“Wyndham” or the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a solicitation/recommendation statement on Schedule 14D-9. Any solicitation/recommendation statement filed by the Company that is required to be mailed to stockholders will be mailed to Company stockholders. COMPANY STOCKHOLDERS ARE ADVISED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO ANY EXCHANGE OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Company stockholders may obtain a copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as well as any other documents filed by the Company in connection with any exchange offer by Choice Hotels International, Inc. or one of its affiliates, free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from the Company by directing a request to Matt Capuzzi, Senior Vice President, Investor Relations at matthew.capuzzi@wyndham.com or by calling 973.449.1537.

The Company intends to file a proxy statement and accompanying WHITE proxy card with the SEC with respect to the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). The Company’s stockholders are strongly encouraged to read such proxy statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. The Company’s stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at https://investor.wyndhamhotels.com.

Certain Information Concerning Participants

Wyndham and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies under the rules of the SEC. Information regarding the Company’s directors and officers and their respective interests in the Company by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC on February 16, 2023 and its most recent definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2023. To the extent holdings of the Company’s securities have changed since the filing of the Company’s most recent Annual Report on Form 10-K or the Company’s most recent definitive Proxy Statement on Schedule 14A, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Updated information relating to the foregoing will also be set forth in the Company’s proxy statement and other materials to be filed with the SEC for its 2024 Annual Meeting. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the offer. Wyndham claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Forward-looking statements include those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham makes the statements and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” “objective,” “estimate,” “projection” and similar words or expressions, including the negative version of such words and expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of hereof.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation: factors relating to the offer; general economic conditions, including inflation, higher interest rates and potential recessionary pressures; the effects from the coronavirus pandemic, including the impact on Wyndham’s business, as well as the impact on its franchisees, guests and team members, the hospitality industry and overall demand for and restrictions on travel; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising business; Wyndham’s relationships with franchisees; the impact of war, terrorist activity, political instability or political strife, including the ongoing conflicts between Russia and Ukraine and between Israel and Hamas; Wyndham’s ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to Wyndham’s ability to obtain financing and the terms of such financing, including access to liquidity and capital; and Wyndham’s ability to make or pay, plans for and the timing and amount of any future share repurchases and/or dividends, as well as the risks described in Wyndham’s most recent Annual Report on Form 10-K filed with the SEC and subsequent reports filed with the SEC. Wyndham undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

Contacts

For investor inquiries, contact:

Matt Capuzzi
Senior Vice President, Investor Relations
T: 973.449.1537
matthew.capuzzi@wyndham.com

For media inquiries, contact:

Máire Griffin
Senior Vice President, Global Communications
T: 862.246.9918
maire.griffin@wyndham.com

Danya Al-Qattan / Paul Scarpetta / Stephen Pettibone
FGS Global
Wyndham@fgsglobal.com